MEDIA RELEASE
Exhibit 99.1

Fisher Communications, Inc. Reports First Quarter 2011 Financial Results

Net Television Revenue, Excluding Political, Increased 12.3%; EBITDA Increased 8.5%

SEATTLE, WA – (MARKETWIRE) – May 10, 2011 – Fisher Communications, Inc. (NASDAQ: FSCI) today reported its financial results for the first quarter ended March 31, 2011. Fisher’s first quarter included solid core advertising growth, with net TV revenue increasing by 9.5%. Excluding political revenue, TV revenue increased 12.3%.

Total consolidated revenue, which includes Fisher Plaza, for the first quarter of 2011 was $37.9 million, an increase of 7.3% compared to the first quarter of 2010, primarily due to improvements in TV core advertising, retransmission revenue and internet revenue. Internet revenue increased 89% to $1.2 million for the first quarter 2011.

Direct operating costs and selling, general and administrative expenses for the quarter increased $2.2 million, or 7%, from the first quarter of 2010.

The increase in these operating costs included $0.8 million related to the ongoing proxy contest conducted by FrontFour Capital Group in connection with the Company’s 2011 Annual Meeting of Shareholders and $1.5 million related to severance costs for reorganization, SERP costs, bad debt reserve, investments in the internet division, wind-down costs for KING FM and for the resumption of the Company’s matching contributions to the 401(k) plan for employees. The first quarter results also include a $0.6 million credit resulting from the Company’s revised vacation policy that was announced in 2010 and became effective January 1, 2011.

Excluding the impact of above costs, ongoing operating costs would have increased by 1.7% or $0. 5 million compared to the first quarter of 2010. .

EBITDA increased $149,000, or 8.5%, to $1.9 million in the first quarter of 2011.

The Company reported a net loss of $1.7 million in the quarter, compared to a net loss of $2.2 million in the first quarter of 2010, during which the Company recognized a pre-tax gain on exchange of broadcast equipment of $0.9 million and a $0.1 million gain from net insurance reimbursements relating to the Fisher Plaza insurance claim. The Company reported a first quarter 2011 loss-per-share of $0.20 compared to $0.25 for the first quarter 2010.

Fisher President and Chief Executive Officer Colleen B. Brown commented, “Fisher’s successful execution of its strategic plan has continued our business growth by improving ratings, growing revenue share and adding new advertising categories and local solutions. The strong revenue and EBITDA growth we delivered in the first quarter reflects our market leading positions and the power of our brands, which has allowed Fisher to take full advantage of the early advertising recovery.”

“We also remain very pleased with the growth of our internet portfolio, which focuses on delivering highly localized content and information across a number of platforms, including mobile devices and social media tools. We are combining these multi-platform offerings with innovative advertising solutions to better position Fisher to capture a larger share of the total market advertising spend. Our ability to leverage the strength of our core broadcasting assets with technological innovation has put Fisher at the forefront of redefining our industry for the future.”

Financial Highlights for the First Quarter of 2011

(All comparisons are made to the first quarter of 2010 unless otherwise noted.)

Television:

•	TV net revenue increased 9% to $29.1 million.

•	Core advertising revenue (local and national excluding political) (net) increased 9% to $22.8 million.

•	Retransmission consent revenue increased 25% to $3.3 million.

•	Automotive and Pharmaceutical advertising revenue increased 27% and 79%, respectively, while Professional Services increased 7%.

•	TV cash flow increased $1.5 million, or 47%, to $4.7 million; TV cash flow margin was 16%, up from 12% in this period last year.

•	Internet revenue (net) grew 89% to $1.2 million. Internet revenue (including World Now revenue, which is reported in core advertising revenue) was 5.5% of net TV revenue.

Radio:

•	Radio net revenue decreased 1% to $5.2 million.

•	Radio cash flow declined $52,000 to $304,000 and cash flow margin was 5.8%, down from 6.8%.

•	Radio cash flow was negatively impacted as a result of a format change at KVI-AM and the wind-down of the KING FM Joint Sales Agreement which expires in second quarter 2011.

Plaza:

•	Fisher Plaza revenue grew $179,000, or 5%.

•	Fisher Plaza EBITDA increased 14% to $2.2 million.

Balance Sheet:

•	Cash and short-term investments were $50.3 million at March 31, 2011, compared to $52.9 million at the end of 2010. The decrease reflected $1.1 million of cash generated from operations, offset by the Company’s repurchase of $2.6 million in principal amount of its senior notes and $743,000 in capital expenditures.

•	Total debt outstanding decreased from $101.4 million at the end of 2010 to $98.8 million at March 31, 2011. Additionally, in the second quarter of 2011, the Company commenced the redemption of an additional $20 million in principal amount of its senior notes which will further reduce total debt outstanding to $78.8 million. As a result of improved operating results and our debt reduction strategy, our debt-to-operating cash flow ratio decreased from 2.9x to 2.8x as of March 31, 2011.

Key Operating and Strategic Highlights

•	Fisher television stations ranked either #1 or #2 in the key Adult 25-54 demographic in early evening news in all six of its markets in the February 2011 ratings period. Total Day share rank improved for four stations over last February.

•	In our audited television markets, Fisher’s consolidated TV revenue beat consolidated market revenue growth by 750 basis points; excluding political, the TV revenue was 800 basis points better than market growth. Fisher’s share of consolidated TV market revenues improved 140 basis points.

•	Fisher Radio in Seattle had 2 of the Top 10 stations in the market during Morning Drive for Adults age 25-54 share and cumulative audience in March 2011. We have the #1 station in the market for Adults age 25-54 total day cumulative audience (KPLZ-FM).

•	In our audited radio market, Fisher’s radio revenue beat market revenue by 30 basis points and market share improved 10 basis points.

•	Fisher Plaza occupancy was 96%, which is unchanged from year end.

First Quarter Conference Call

Fisher will host a conference call today at 1:00 p.m. (PST). Senior management will discuss the financial results and host a question and answer session. The dial-in number for the audio conference call is 1-866-510-0676; confirmation code 58462724. A live audio webcast of the call will be accessible to the public on Fisher’s Web site, www.fsci.com. A recording of the webcast will subsequently be archived on the Web site and available for replay for one week following the call. An audio replay of the call can be accessed for one week by dialing 1-888-286-8010 and entering confirmation code 14611265.

Definitions and Disclosures Regarding Non-GAAP Financial Information

The Company reports and discusses its operating results using financial measures consistent with generally accepted accounting principles (GAAP) and believes this should be the primary basis for evaluating its performance.

The preceding discussion of our results includes a discussion of non-GAAP financial measures such as Television cash flow, Radio cash flow, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Plaza EBITDA. These non-GAAP measures should not be viewed as alternatives or substitutes for GAAP reporting.

The Company believes the presentation of these non-GAAP measures is useful to investors because they are used by lenders to measure the Company’s ability to service debt; by industry analysts to determine the market value of stations and their operating performance; and by management to identify the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs; and, because they reflect the most up-to-date operating results of the stations inclusive of pending acquisitions, time brokerage agreements or local marketing agreements. Management believes they also provide an additional basis from which investors can establish forecasts and valuations for the Company’s business.

Television and radio cash flow are calculated as income (loss) from operations plus amortization of program rights, depreciation and amortization, non-cash charges, Internet and corporate expenses minus gain on asset exchange, net, payments for broadcast rights, amortization of non-cash benefit resulting from a change in national advertising representation firm and non-convergence Internet revenue.

Plaza EBITDA is calculated as Plaza income (loss) from operations plus depreciation, Plaza fire expenses (reimbursements), net, minus Plaza operating expenses allocated to the TV and Radio segments.

EBITDA is calculated as income from operations plus amortization of program rights; depreciation and amortization; stock-based compensation; Plaza fire expenses (reimbursements), net; gain on exchange of assets, net; and non-cash charges minus payments for broadcast rights and amortization of non-cash benefit resulting from a change in national advertising representation firm.

For a reconciliation of these non-GAAP financial measurements to the GAAP financial results cited in this press release, please see the supplemental tables at the end of this release.

About Fisher Communications, Inc.

Fisher Communications, Inc. is a Seattle-based communications Company that owns and or operates 13 full power television stations, 7 low power television stations, and 8 radio stations in the Western United States. The Company also owns and operates Fisher Interactive Network, its online division (including over 120 online sites), Fisher Pathways, a satellite and fiber transmission provider, and Fisher Plaza, a media, telecommunications, and data center facility located near downtown Seattle.  For more information about Fisher Communications, Inc., go to www.fsci.com.

Forward-Looking Statements

This news release includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words “guidance,” “believes,” “expects,” “intends,” “anticipates,” “could,” or similar expressions. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this news release, concerning, among other things, changes in revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, our ability to service and refinance our outstanding debt, successful integration of acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations’ operating areas, competition from others in the broadcast television markets served by the Company, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this news release might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see the risk factors in our Annual Report on Form 10-K for the year ended December 31, 2010, which we have filed with the Securities and Exchange Commission.

Contacts:
Sard Verbinnen & Co
Paul Kranhold or Ron Low
(415) 618-8750
Robin Weinberg
(212) 687-8080

###

Fisher Communications, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended
	March 31,		%
(in thousands, except per-share amounts)	2011	2010	change
	$
Revenue	37,912	$35,341	7%

Operating expenses
Direct operating costs	17,757	17,017	4%
Selling, general and administrative expenses	15,026	13,546	11%
Amortization of broadcast rights	2,970	2,970	0%
Depreciation and amortization	2,669	3,650	(27%)
Plaza fire reimbursements, net	(78)	(91)	14%
Gain on asset exchange, net	-	(940)	100%

Total operating expenses	38,344	36,152	6%

Loss from operations	(432)	(811)	47%
Loss on extinguishment of senior notes, net	(110)	—
Other income, net	80	57
Interest expense	(2,247)	(2,672)
Loss before income taxes	(2,709)	(3,426)
Benefit for income taxes	(982)	(1,247)

Net loss	$(1,727)	$(2,179)
Net loss per share (basic and diluted)	$(0.20)	$(0.25)
Weighted average shares outstanding (basic and diluted)	8,809	8,786

Fisher Communications, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31,	December 31,
(in thousands)	2011	2010
ASSETS
Current Assets
Cash and cash equivalents	$50,292	$52,945
Receivables, net	27,903	30,807
Income taxes receivable	1,624	1,353
Deferred income taxes, net	1,649	1,649
Prepaid expenses and other	3,546	2,863
Cash surrender value of annuity contracts	-	2,397
Television broadcast rights	5,040	7,855

Total current assets	90,054	99,869
Cash surrender value of life insurance and annuity contracts	16,682	16,499
Goodwill, net	13,293	13,293
Intangible assets, net	40,484	40,543
Other assets	7,229	7,376
Property, plant and equipment, net	141,411	143,312

Total Assets	$309,153	$320,892

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$3,382	$4,044
Accrued payroll and related benefits	6,079	7,896
Interest payable	355	2,552
Television broadcast rights payable	4,815	7,849
Current portion of accrued retirement benefits	1,117	1,117
Other current liabilities	5,215	4,388

Total current liabilities	20,963	27,846
Long-term debt	98,830	101,440
Accrued retirement benefits	18,981	18,982
Deferred income taxes, net	428	417
Other liabilities	6,409	6,981

Total liabilities	145,611	155,666

Total Stockholders’ Equity	163,542	165,226

Total Liabilities and Stockholders’ Equity	$309,153	$320,892

Fisher Communications, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flow
(Unaudited)

	Three months ended March 31,
(in thousands)	2011	2010
Operating activities
Net loss	$(1727)	$(2,179)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	2,669	3,650
Deferred income taxes	10	5
Loss in operations of equity investees	50	—
Loss on disposal of property, plant and equipment	34	161
Amortization of deferred financing fees	91	111
Amortization of broadcast rights	2,970	2,970
Payments for broadcast rights	(3,193)	(3,050)
Loss on extinguishment of senior notes, net	110	—
Gain on exchange of assets, net	—	(940)
Amortization of non-cash contract termination fee	(365)	(365)
Stock-based compensation	300	232
Change in operating assets and liabilities, net
Receivables	2,904	2,191
Prepaid expenses and other	(682)	1,886
Cash surrender value of life insurance and annuity contracts	2,214	(200)
Other assets	(1)	90
Trade accounts payable, accrued payroll and related
benefits and other current liabilities	(1,675)	2,979
Interest payable	(2,197)	(2,719)
Income taxes receivable and payable	(272)	(1,190)
Accrued retirement benefits	18	16
Other liabilities	(158)	(140)

Net cash provided by operating activities	1,100	3,508
Investing activities
Contribution to equity investee	(4)	—
Net cash in consolidation of equity investee	—	75
Purchases of property, plant and equipment	(743)	(3,259)
Net cash used in investing activities	(747)	(3,184)

Financing activities
Repurchase of senior notes	(2,685)	—
Shares settled on vesting of stock rights	(349)	(104)
Payments on capital lease obligations	(44)	(41)
Proceeds from exercise of stock options	72	—

Net cash used in financing activities	(3,006)	(145)

Net increase (decrease) in cash and cash equivalents	(2,653)	179
Cash and cash equivalents, beginning of period	52,945	43,982

Cash and cash equivalents, end of period	$50,292	$44,161

Fisher Communications, Inc. and Subsidiaries
GAAP to Non-GAAP Reconciliations
(Unaudited)

The following table provides a reconciliation of loss from operations to EBITDA in each of the periods presented:

	Three months ended
	March 31,
	2011	2010
Loss from operations (per GAAP, Statements of Operations)	$(432)	$(811)
Add:

Amortization of broadcast rights	2,970	2,970
Depreciation and amortization	2,669	3,650
Stock-based compensation	300	232
Loss on disposal of property, plant and equipment	34	161

Subtract:

Gain on exchange of assets, net	-	940
Plaza fire reimbursements, net	78	91
Payments for broadcast rights	3,193	3,050
Amortization of non-cash benefit resulting from change in national advertising representation firm	365	365
EBITDA (Non-GAAP)	$1,905	$1,756

EBITDA as a percentage of Revenue	5.0%	5.0%

The following table provides a reconciliation of television segment income from operations to television broadcast cash flow in each of the periods presented:

	Three months ended March 31,
	2010	2010
Television segment income from operations	$2,327	$715
Add:

Amortization of broadcast rights	2,970	2,970
Depreciation and amortization	1,552	2,382
Corporate and internet expenses	2,506	2,045
Loss on disposal of property, plant and equipment	34	36
Subtract:

Gain on exchange of assets, net	940	940
Payments for broadcast rights Amortization of non-cash benefit resulting from change in national advertising representation firm	3,193	3,050
	365	365
Non-convergence internet revenue	1,178	623
Television Broadcast Cash Flow (Non-GAAP)	$4,653	$3,170

Television Broadcast Cash Flow as a percentage of Television Segment Revenue	16.0%	11.9%

Television Segment Revenue	$29,101	$26,585

The following table provides a reconciliation of radio segment loss from operations to radio broadcast cash flow in each of the periods presented:

	Three months ended
	March 31,
	2011	2010
Radio segment loss from operations	$(152)	$(107)
Add:

Depreciation and amortization	135	194
Corporate expenses and other	321	269

Radio Broadcast Cash Flow (Non-GAAP)	$304	$356

Radio Broadcast Cash Flow as a percentage of Radio Segment Revenue	5.8%	6.8%

Radio Segment Revenue	$5,218	$5,255

The following table provides a reconciliation of Plaza segment income from operations to Plaza EBITDA in each of the periods presented:

		Three months ended March 31,
		2011	2010
Plaza segment income from operations		$2,058	$1,571
Add:

	Depreciation	764	780
	Loss on disposal of property, plant and equipment	-	125
Subtract:

	Plaza fire reimbursements, net	78	91
	Operating expense allocated
	to TV and Radio segments	543	449
Plaza Cash Flow (Non-GAAP)		$2,201	$1,936

Plaza EBITDA as a percentage of Plaza Segment Revenue		59.5%	55.0%

Plaza Segment Revenue		$3,697	$3,518

The following table provides television segment revenue comparisons in each of the periods presented:

	Three months ended March 31,		%
	2011	2010	Change
Core adverting (local and national)	$22,751	$20,952	9%
Political	88	752	(88%)
Internet	1,178	623	89%
Retransmission	3,302	2,644	25%
Trade, barter and other	1,782	1,614	10%

TV segment net revenue	$29,101	$26,585	9%

Net television revenue, excluding political	$29,013	$25,833	12%

The following table provides radio segment revenue comparisons in each of the periods presented:

	Three months ended March 31,		%
	2011	2010	Change
Core adverting (local and national)	$4,918	$4,909	0%
Political	34	49	(31%)
Trade, barter and other	226	297	(10%)

Radio segment net revenue	$5,218	$5,255	(1%)

Net radio revenue, excluding political	$5,184	$5,206	0%